POWER OF ATTORNEY

           POWER OF ATTORNEY

           KNOW ALL BY THESE PRESENTS, THAT THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS MARY HAM, VICE PRESIDENT, CORPORATE SECRETARY AND GENERAL COUNSEL OF STEAK N SHAKE OPERATIONS, INC. AND DAVID MILNE, ASSOCIATE COUNSEL AND ASSISTANT CORPORATE SECRETARY, OR EITHER OF THEM, WITH FULL POWER OF SUBSTITUTION, THE UNDERSIGNEDS TRUE AND LAWFUL ATTORNEY-IN-FACT TO:

           (1) execute and electronically file for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Steak n Shake Operations, Inc. (the "Company"), Forms 3, 4, 5 and 144, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

           (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144, and any amendments thereto, and timely file any such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

           This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

           IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of _______________, 2003.

/s/ KELLEY WAYNE L

Signature

KELLEY WAYNE L

Print Name

06/26/2003

Date